As filed with the Securities and Exchange Commission on September 30, 2015

Registration No. 333-202255

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Guidance Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4661210
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1055 E. Colorado Blvd.

Pasadena, California 91106

(626) 229-9191

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick Dennis

President and Chief Executive Officer

Guidance Software, Inc.

1055 E. Colorado Blvd.

Pasadena, California 91106

(626) 229-9191

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Julian T.H. Kleindorfer

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071-1560

(213) 485-1234

Fax: (213) 891-8763

(Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee(1)
Common Stock, $0.001 par value per share
Preferred Stock, $0.001 par value per share
Warrants(3)
Total	$30,000,000	(4)	$3,486	(5)

(1)	The registration fee was paid at the time of filing of the original registration statement amended hereby.
(2)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may not be received for registered securities that are issuable upon the exercise, conversion or exchange of other securities.

(3)	The warrants covered by this Registration Statement may be preferred share warrants, common share warrants or depositary share warrants.
(4)

Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $30,000,000.

(5)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NO PERSON MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2015

PROSPECTUS

$30,000,000

Common Stock

Preferred Stock

Warrants

We may offer and sell up to $30,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on The NASDAQ Stock Market LLC, or NASDAQ, under the symbol “GUID.” On September 28, 2015, the closing price of our common stock as reported on NASDAQ was $6.03 per share.

Investing in our securities involves risks. See the “Risk Factors” on page 2 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2015

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $30,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.guidancesoftware.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•                       Our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 24, 2015;

•                       Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed with the SEC on May 8, 2015;

•                       Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, filed with the SEC on August 5, 2015;

•                       Our Definitive Proxy Statement on Schedule 14A for our 2015 Annual Meeting of Stockholders, filed with the SEC on April 2, 2015 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014);

•                       Our Current Reports on Form 8-K filed with the SEC on February 9, 2015, March 13, 2015, April 15, 2015 (except with respect to information furnished pursuant to Item 7.01), May 15, 2015 and July 20, 2015; and

•                       The description of our common stock contained or incorporated by reference in our Registration Statement on Form 8-A (File No. 333- 137381), as filed with the SEC on December 7, 2006, and any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Guidance Software, Inc.

1055 E. Colorado Blvd.

Pasadena, California 91106

(626) 229-9191

Attn: Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and any accompanying prospectus supplement and the information incorporated by reference into this prospectus any accompanying prospectus supplement may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21 of the Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based upon current expectations that involve risks and uncertainties. For example, words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Additionally, any statements contained in this prospectus and any accompanying prospectus supplement and the information incorporated by reference into this prospectus and any accompanying prospectus supplement that are not statements of historical facts or that concern future matters such as the development of new products, sales levels, expense levels and other statements regarding similar matters may be deemed to be forward- looking statements.

Although forward-looking statements in this prospectus and any accompanying prospectus supplement and the information incorporated by reference into this prospectus and any accompanying prospectus supplement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward- looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission (the “SEC”). Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus and any accompanying prospectus supplement, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information; Incorporation by Reference” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

v

GUIDANCE SOFTWARE, INC.

All references in this prospectus to “Guidance,” “the Company”, “we,” “us” and “our” are to Guidance Software, Inc. and its direct and indirect subsidiaries, unless the context otherwise requires.

Guidance Software, Inc. is the leading global provider of digital investigative solutions. Our EnCase® platform provides an investigative infrastructure that enables our customers to search, collect, and analyze electronically stored information in order to address human resources matters, litigation matters, allegations of fraud, suspicious network endpoint activity and defend their organization’s data assets.

We were incorporated in California in 1997 and reincorporated in Delaware in 2006. Our executive offices are located at 1055 E. Colorado Blvd., Pasadena, California 91106. Our telephone number is (626) 229-9191.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratios of earnings to combined fixed charges and preferred dividends for the periods indicated are as follows:

	For Six Months Ended June 30,	For Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends(1):	—	—	—	—	—	—

(1)	The ratio of earnings to combined fixed charges and preferred dividends was less than 1.00 as a result of losses from continuing operations for all periods presented.

Our ratios of earnings to combined fixed charges and preferred dividends are computed by dividing earnings by the sum of fixed charges and preferred dividends. For these purposes, “earnings” consist of pre-tax net income (loss) from continuing operations plus fixed charges and amortization of capitalized interest, reduced by capitalized interest. “Fixed charges” consist of interest costs, whether expensed or capitalized, amortization of premiums, discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense. Interest income is not included in this computation. We had no preferred dividends in any of the periods presented above.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is not complete and may not contain all the information you should consider before investing in our common stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Certificate of Incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

General

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.001 per share. As of September 28, 2015, approximately 30,288,000 total shares of our common stock and unvested shares of our restricted stock were issued and outstanding.

Voting

The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors. Except in contested elections and as otherwise provided in our Fourth Amended and Restated Bylaws, directors are elected by a majority vote of the stockholders.

Dividend Rights

Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our board of directors out of our assets or funds legally available for such dividends or distributions.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Conversion, Redemption and Preemptive Rights

Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock is not complete and may not contain all the information you should consider before investing in our preferred stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Certificate of Incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

General

Our Amended and Restated Certificate of Incorporation provides that we may issue up to 10,000,000 shares of preferred stock, $0.001 par value per share, or preferred stock. Our Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, the designations, powers, and preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series of preferred stock. Our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management by diluting the stock ownership or voting rights of a person seeking to obtain control of the company or remove existing management. As of September 28, 2015, no shares of preferred stock were outstanding.

The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants that we may issue pursuant to this prospectus. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

The preferences and other terms of the preferred stock of each class or series will be fixed by the certificate of designation relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the preferred stock as follows:

•                the title and stated value of such preferred stock;

•                the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•                the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•                whether such preferred stock is cumulative or not and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

•                the provision for a sinking fund, if any, for such preferred stock;

•                the provision for redemption, if applicable, of such preferred stock;

•                any listing of such preferred stock on any securities exchange;

•                preemptive rights, if any;

•                the terms and conditions, if applicable, upon which such preferred stock will be converted into our common stock, including the conversion price (or manner of calculation thereof);

•                a discussion of any material United States federal income tax consequences applicable to an investment in such preferred stock;

•                the relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

•                any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

•                any voting rights of such preferred stock; and

•                any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank: (i) senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the preferred stock; (ii) on parity with any class or series of our stock expressly designated as ranking on parity with the preferred stock; and (iii) junior to any other class or series of our stock expressly designated as ranking senior to the preferred stock.

Conversion Rights

The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of our common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Increase Authorized Stock and Issue Additional Shares of Our Preferred Stock

The number of authorized shares of preferred stock may be increased by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the resolutions adopted by the board of directors for such series. Our board of directors has the power to issue additional authorized but unissued shares of our preferred stock and to classify or reclassify unissued shares of our preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Dividend Limitations

The payment of dividends, if ever, on the preferred stock will be subject to compliance with any applicable limitations in our debt agreements.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock is Computershare Investor Services, LLC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•                   the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•                   the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•                   the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•                   the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•                   the terms of any rights to redeem or call the warrants;

•                   the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•                   United States Federal income tax consequences applicable to the warrants; and

•                   any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•                   to vote, consent or receive dividends;

•                   to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•                   to exercise any rights as stockholders of Guidance.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•                at a fixed price or prices, which may be changed;

•                at market prices prevailing at the time of sale;

•                at prices related to such prevailing market prices; or

•                at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the NASDAQ, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post- effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and related financial statement schedule of Guidance Software, Inc. at December 31, 2014, and for each of the two years in the period then ended, and the effectiveness of Guidance Software, Inc.’s internal control over financial reporting as of December 31, 2014, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon incorporated by reference herein, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated statement of operations, stockholders’ equity, and cash flow for the year ended December 31, 2012 and financial statement schedule of Guidance Software, Inc. and subsidiaries for the year ended December 31, 2012, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated February 21, 2013 (February 24, 2014, as to the effect of the prior period correction discussed in Note 2), which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$30,000,000

Common Stock

Preferred Stock

Warrants

PROSPECTUS

, 2015

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table itemizes the expenses incurred by the registrant in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	3,486
Accounting fees and expenses(1)	50,000
Legal fees and expenses(1)	30,000
Printing fees(1)	7,900
Miscellaneous(1)	0
Total	$91,386

(1)                   Does not include expenses of preparing any accompanying prospectus supplements, listing fees, transfer agent fees and other expenses related to offerings of particular securities.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation includes a provision that permits the elimination of personal liability of our directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or as it may be amended. The Delaware General Corporation Law permits limitations of liability for a director’s breach of fiduciary duty other than liability:

•                   for any breach of the director’s duty of loyalty to us or our stockholders;

•                   for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                   for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the Delaware General Corporation Law; or

•                   for any transaction from which the director derived an improper personal benefit.

Such limitation of liability may not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. In addition and in accordance with the Delaware General Corporation Law, our Fourth Amended and Restated Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether indemnification would be permitted under the Delaware General Corporation Law. We have also obtained additional liability insurance for our directors and officers.

Our Fourth Amended and Restated Bylaws authorize us to indemnify our officers, directors, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law empowers us to enter into indemnification agreements with our officers, directors, employees and agents. We currently have indemnification agreements with our directors and executive officers under California and Delaware law, which are designed to give such directors and executive officers additional contractual assurances regarding the scope of indemnification set forth in our Amended and Restated Certificate of Incorporation and our Fourth Amended and Restated Bylaws and to provide additional procedural protections which may, in some cases, be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require us, among other things, to indemnify such directors and executive officers against liabilities that may arise by reason of status or service as directors or executive officers and to advance expenses they incur as a result of any proceeding against them as to which they could be indemnified.

At present, there is no pending litigation or proceeding involving any of our directors, executive officers, other employees or agents for which indemnification is sought, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 16. Exhibits

See Index to Exhibits which is hereby incorporated herein by reference.

Item 17. Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 30th day of September, 2015.

Guidance Software, Inc. a Delaware corporation

By:	/s/ Patrick Dennis
Patrick Dennis
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Patrick Dennis		September 30, 2015
Patrick Dennis	Chief Executive Officer (Principal Executive Officer)

/s/ Barry J. Plaga		September 30, 2015
Barry J. Plaga	Chief Financial and Operating Officer (Principal Financial Officer)

*		September 30, 2015
Rasmus van der Colff	Chief Accounting Officer (Principal Accounting Officer)

*		September 30, 2015
Shawn McCreight	Chairman and Chief Technology Officer

*		September 30, 2015
Stephen Richards	Director

*		September 30, 2015
Robert G. van Schoonenberg	Director

*		September 30, 2015
Christopher Poole	Director

/s/ Max Carnecchia		September 30, 2015
Max Carnecchia	Director

*By:	/s/ Barry J. Plaga
Barry J. Plaga
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
No.	Description

1.1*	Form of Underwriting Agreement.

3.1

Amended and Restated Certificate of Incorporation of Guidance Software, Inc. (incorporated herein by reference to Guidance Software, Inc.’s Form S-1 Registration Statement (File No. 333-137381) filed with the Securities and Exchange Commission on September 15, 2006).

3.2

Fourth Amended and Restated Bylaws of Guidance Software, Inc. (incorporated herein by reference to Guidance Software, Inc.’s Current Report on Form 8-K dated and filed with the Securities and Exchange Commission on February 11, 2014).

4.1

Specimen of stock certificate for common stock (incorporated herein by reference to Amendment No. 6 to Guidance Software, Inc.’s Form S-1 Registration Statement (File No. 333-137381) filed with the Securities and Exchange Commission on December 8, 2006).

4.2

Investor’s Rights Agreement, dated as of September 26, 2003, by and between Guidance Software, Inc. and Matthew Healey (incorporated herein by reference to Guidance Software, Inc.’s Form S-1 Registration Statement (File No. 333-137381) filed with the Securities and Exchange Commission on September 15, 2006).

4.3*	Form of Warrant Agreement.

5.1

Opinion of Latham & Watkins LLP (incorporated herein by reference to Guidance Software Inc.’s Form S-3 Registration Statement (File No. 333-202255) filed with the Securities and Exchange Commission on February 24, 2015).

12.1**	Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends.

23.1**	Consent of Ernst and Young, LLP.

23.2**	Consent of Deloitte & Touche, LLP.

23.3

Consent of Latham & Watkins LLP (incorporated herein by reference to Guidance Software Inc.’s Form S-3 Registration Statement (File No. 333-202255) filed with the Securities and Exchange Commission on February 24, 2015).

24.1

Power of Attorney (incorporated herein by reference to Guidance Software Inc.’s Form S-3 Registration Statement (File No. 333-202255) filed with the Securities and Exchange Commission on February 24, 2015).

*                 To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**          Filed herewith.